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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                     November 17, 2000 (November 15, 2000)


                           MARKWEST HYDROCARBON, INC.
             (Exact name of registrant as specified in its charter)


            Delaware                      1-11566               84-1352233
(State or other jurisdiction of  (Commission File Number)     (I.R.S. Employer
incorporation or organization)                            Identification Number)


          155 INVERNESS DRIVE WEST, SUITE 200, ENGLEWOOD, CO 80112-5000
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: 303-290-8700

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ITEM 5. OTHER EVENTS

On November 15, 2000, MarkWest Hydrocarbon, Inc. issued the following press release:

                 MARKWEST HYDROCARBON, INC., ADDS SAN JUAN BASIN
                  PROPERTIES WITH SUBSTANTIAL UPSIDE POTENTIAL

     DENVER -- November 15, 2000 -- MarkWest Hydrocarbon, Inc. ("MarkWest") (AMEX: MWP), announced today the acquisition of additional coal bed methane properties and gathering systems in New Mexico's San Juan Basin for $5.625 million and will close in January 2001. The properties cover 4,800 acres and 40 producing gas wells containing 3.9 billion cubic feet (Bcf) of proved developed reserves and 3.0 Bcf of proved undeveloped reserves, net to MarkWest. The purchase also includes 11 miles of gathering pipelines. MarkWest will be the operator of both the production and gathering systems, with initial production of 1,200 thousand cubic feet per day (Mcfd) net to MarkWest.

     John Fox, President, said, "This expansion of our San Juan Basin assets is consistent with our highly experienced technical and operating staff's ability to add value by exploiting underperforming wells. We will utilize state-of-the-art technologies on numerous recompletion and infill drilling opportunities to significantly increase gas flow. The properties are highly complementary to currently owned and operated fields in the Colorado portion of the basin and afford opportunities for expansion of a low-pressure gathering system and compression facilities improvement. We also see a substantial pipeline and compression services opportunity surrounding our property."

     Fox went on to say, "This new addition will increase our year-end 2001 exit rate of production to approximately 6,800 Mcfd from a previously expected 4,500 Mcfd rate. This acquisition will increase cash operating income for the Rocky Mountain Business Unit from $2.5 million to $4 million in 2001, with further increases in 2002. The unit's capital expenditures will be increased from $1.5 million to $3.5 million to implement this program."

                                       ###

     MARKWEST HYDROCARBON, INC., PROVIDES NATURAL GAS PROCESSING AND RELATED SERVICES THROUGH ITS MODERN, EFFICIENT PLANT AND PIPELINE SYSTEMS. NEAR-RECORD DRILLING ACTIVITY FOR NATURAL GAS IN APPALACHIA AND ELSEWHERE AND THE GROWING TREND FOR NATURAL GAS PRODUCERS TO OUTSOURCE THE COMPLEX TASK OF CONVERTING RAW NATURAL GAS AT THE WELLHEAD INTO MARKETABLE NATURAL GAS AND NGLS (PROPANE, BUTANES, NATURAL GASOLINE) ARE DRIVING THE DEMAND FOR MARKWEST'S SERVICES. MARKWEST ALSO PRODUCES NATURAL GAS IN THE ROCKY MOUNTAINS.

                                       ###

     THIS PRESS RELEASE INCLUDES "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACTS INCLUDED OR INCORPORATED HEREIN MAY CONSTITUTE FORWARD-LOOKING STATEMENTS. ALTHOUGH THE COMPANY BELIEVES THAT THE EXPECTATIONS REFLECTED IN THE FORWARD-LOOKING STATEMENTS ARE REASONABLE, IT CAN GIVE NO ASSURANCE THAT SUCH EXPECTATIONS WILL PROVE TO BE CORRECT. THE FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES THAT AFFECT THE COMPANY'S OPERATIONS, FINANCIAL PERFORMANCE AND OTHER FACTORS AS DISCUSSED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. AMONG THE FACTORS THAT COULD CAUSE RESULTS TO DIFFER MATERIALLY ARE THOSE RISKS DISCUSSED IN THE COMPANY'S FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999.

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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                  MARKWEST HYDROCARBON, INC.
                                        (Registrant)

Date: November 17, 2000           BY: /s/ Gerald A. Tywoniuk
                                     -----------------------
                                     Gerald A. Tywoniuk
                                     Chief Financial Officer and
                                     Vice President of Finance
                                     (On Behalf of the Registrant and as
                                     Principal Financial and Accounting Officer)